SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2007

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2007, Conceptus, Incorporated (the “Company”) disseminated a press release announcing the hiring of Darrin Uecker as Vice President, R&D and Operations. In connection with the hiring of Mr. Uecker, the Company entered into a stock appreciation rights agreement with Mr. Uecker pursuant to which the Company granted Mr. Uecker an inducement grant of stock appreciation rights to purchase 125,000 shares of Company Common Stock, effective as of the date of the commencement of his employment with the Company, May 2, 2007.  These stock appreciation rights were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).  The stock appreciation rights have an exercise price equal to the fair market value on the grant date, will be exercisable for ten years from the date of grant and will vest at the rate of 12.5% for the first 6 months, with the remainder to vest over the next 42 months of service with the Company. The foregoing description is qualified in its entirety by reference to the Company’s press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated May 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: May 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 10, 2007